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                                                                EXHIBIT 10.27
                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (this "Agreement") is entered into as of the 3rd day of April, 1995 between Kent Electronics Corporation, a Texas corporation (the "Corporation"), and James F. Corporron ("Consultant").

         WHEREAS, the Corporation values the knowledge, management expertise and other skills of Consultant with regard to the present and future assets, customers and business of the Corporation (the "Business"); and

         WHEREAS, the Corporation desires to employ Consultant for, and Consultant desires to provide to the Corporation, consulting and advisory services with respect to the Business under the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Engagement. The Corporation agrees to employ Consultant, and Consultant agrees to act, as a general business consultant and advisor to the Corporation regarding the Business.

                 (A) Duties. The services to be performed by Consultant hereunder shall include (i) assisting the Corporation with strategic market planning with respect to the Business; (ii) advising the Corporation with respect to various customers of the Business as requested by the Corporation from time to time; (iii) assisting the Corporation generally in its business and customer development efforts with respect to the Business; (iv) advising the Corporation regarding its operations; and (v) such other services with respect to the Business as the chief executive officer and the Board of Directors of the Corporation shall designate from time to time. Consultant shall be indemnified by the Company with respect to all services provided by him pursuant to this Section 1 to the same extent applicable during Consultant's service as an officer of the Company. Consultant warrants that all services provided by Consultant hereunder will be performed in a good, workmanlike and professional manner. Consultant shall incur no liability to the Company for any acts or omissions by him in connection with this Section 1 to the extent Consultant acts in good faith in providing any services pursuant hereto. Consultant shall not be authorized to act or appear to act as an officer or other authorized representative of the Corporation, whether in performing the services hereunder or otherwise.


                 (B) Extent of Duties. The Corporation and Consultant agree that during the first two (2) years of this Agreement, the Corporation shall have first call upon Consultant's services not to exceed twelve 8-hour days of service per calendar quarter unless Consultant otherwise expressly consents. The Corporation and Consultant agree that during the last six (6)

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years of this Agreement, the Corporation shall have first call upon Consultant's services not to exceed six 8-hour days of service per calendar quarter unless Consultant otherwise expressly consents. However, Consultant need not be available during (i) reasonable vacation periods each year, (ii) periods of illness or other incapacity of Executive or his spouse, or (iii) reasonable times allocated to his personal affairs.

                 (C) Additional Duties. In the event the chief executive officer of the Corporation shall be unable to perform his duties by reason of illness, disability or otherwise, Consultant may, if requested by the Board of Directors of the Corporation, serve as the temporary replacement for such period of time and on such terms as mutually determined by the Board of Directors and Consultant.

                 (D) Expenses. The Corporation shall reimburse Consultant for reasonable expenses which Consultant determines to be necessary in the performance of his duties hereunder. Such reimbursement shall be made as soon as administratively practicable following presentment by Consultant of itemized accounts of expenditures and approval thereof by the Corporation, which approval shall not be unreasonably withheld.

                 (E) Working Facilities. Consultant shall be provided with office space and appropriate support services at the Corporation's Houston offices as needed to fulfill his duties hereunder.

                 (F) Independent Contractor. After June 30, 1996, it is expressly understood and agreed that Consultant shall act as an independent contractor in the undertaking of his duties hereunder. It is expressly understood and agreed that, with respect to such duties after June 30, 1996, no employee-employer relationship shall exist between the Corporation and the Consultant with respect to Consultant's provision of consulting services hereunder. After June 30, 1996, the Company shall have no right or responsibility to withhold from Consultant's compensation any federal income tax withholding, FICA taxes, unemployment taxes, or other taxes or amounts required to be withheld from the compensation of employees under any state or federal law or regulation. At the end of each such calendar year after June 30, 1996, during the term of this Agreement, the Corporation shall provide IRS Forms 1099 (or its successor) to Consultant, as applicable, that show the amounts paid hereunder to Consultant during the calendar year that are required to be included in the taxable income of Consultant for such year.

         2. Compensation. As compensation for services rendered hereunder, Consultant shall receive the sum of Two Hundred Thousand Dollars ($200,000) per year for the first two (2) years of this Agreement and One Hundred Thousand Dollars ($100,000) per year for the next six (6) years of this Agreement. Until June 30, 1996, such compensation shall be paid in accordance with the Corporation's customary payroll procedures. After June 30, 1996, such compensation shall be paid in equal monthly installments on the last day of each month or in such other installments as may be mutually agreed by Consultant and the Corporation. In addition to such compensation, for the entire term of this Agreement, Consultant shall be entitled





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to receive at no cost to Consultant the same employee health and welfare plan benefits that will be received by Consultant under Paragraph 2 of that certain Executive Health Benefits and Consulting Agreement dated January 27, 1993 by and between the Corporation and Consultant (the "Benefits Agreement"). The term of the Benefits Agreement shall not commence until the termination of this Agreement.

         Anything to the contrary notwithstanding, all payments required to be made by the Corporation hereunder to Consultant or his estate or personal representative shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Corporation may reasonably determine it should withhold pursuant to any applicable law or regulation.

         3.      Confidential Information; Security.

                 (A) Restrictions. The parties acknowledge that in connection with his services hereunder, Consultant will receive Confidential Information (defined hereafter). Consultant, using utmost care, shall hold in trust for the Corporation and shall not use or disclose to any other party or allow any other party to inspect, copy or use any Confidential Information which may be disclosed to Consultant by the Corporation in connection with this Agreement or Consultant's performance of services for the Corporation.

                 (B) Definition of Confidential Information. As used herein, "Confidential Information" shall mean any information in any form, including, without limitation, printed or verbal communications and information stored in printed or electromagnetic format, which relates to computer or data processing programs, electronic data processing applications, information which incorporates or is based upon proprietary information of the Corporation, or information concerning the business or financial affairs, product pricing, marketing, customers, and any other confidential, financial and business information and methods of operation or proposed methods of operation, accounts, transactions, proposed transactions or security procedures of the Corporation, all Affiliates (defined hereafter), their vendors, or their customers; provided, however, that Confidential Information shall not include such information which is in the public domain at the time of its disclosure to Consultant, which Consultant rightfully received from a third party without restrictions, or which the Corporation has agreed to permit Consultant to disclose to third parties. As used herein, "Affiliates" shall mean any person or entity who, directly or indirectly, controls, is controlled by or is under common control with the Corporation or a purchaser of substantially all the assets of the Corporation.

                 (C) Security Procedures. At all times during the performance of this Agreement, Consultant shall abide by all applicable Corporation security standards, guidelines and procedures.

                 (D) Return of Corporation Property. Upon the termination of this Agreement, Consultant shall provide or return to the Corporation any and all keys, identification cards,





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equipment, manuals, reports, tapes, disks, negatives, data or other documentation provided by the Corporation or any Affiliates to Consultant or created by Consultant in connection with the services provided hereunder.

                 (E) Survival. The obligations imposed by this Section 3 shall survive the expiration or termination of this Agreement for any reason.

         4. Corporation's Proprietary Rights. All services performed and work created hereunder, including, without limitation, all writings, information, data, formulas, models, drawings, photographs, and design concepts, and all other documentation developed for or relating to the Corporation, and all data and other information of any kind, including information incorporating, based upon, or derived from the foregoing, and reports and notes prepared by Consultant hereunder (whether or not completed), either solely or jointly with others, together with all modifications, revisions, changes, copies, partial copies, translations, compilations, partial copies with modifications and derivative works shall all constitute "Corporation Property" and are, shall be and shall remain the sole and exclusive property of the Corporation and may not be used by Consultant for any other purpose except for the benefit of the Corporation. Consultant shall not sell, transfer, publish, disclose, display, license or otherwise make available to others any part of such Corporation Property or copies thereof. Upon the termination of this Agreement, Consultant shall immediately turn over to the Corporation all such materials and Corporation Property developed pursuant hereto and no copies thereof shall be retained by Consultant without the prior written consent of the Corporation.

         5. Covenant Not to Compete. Consultant and the Corporation hereby agree that during the term of this Agreement and for a period of one year after the termination of this Agreement, Consultant will not engage, directly or indirectly, whether as an employee, officer, director, partner or shareholder, in any business similar to or competitive with the Business. Consultant shall not be restricted from making passive investments in stocks or securities of companies filing periodic reports under Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which investments are not required to be reported on a Schedule 13D under the Exchange Act.

         6. Right of Injunction. In the event of a breach or threatened breach of the provisions of Sections 3, 4, or 5 hereunder, damages to be suffered by the Corporation will not be fully compensable in money damages alone, and accordingly, the Corporation shall, in addition to other available legal or equitable remedies, be entitled to an order enjoining Consultant from such breach pending litigation, as well as a final determination thereof, without the requirement to post bond.

         7.      Term and Termination.

                 (A) Term. The term of this Agreement shall be eight (8) years from the date hereof. Notwithstanding the foregoing, this Agreement shall terminate (i) immediately upon the





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death of Consultant; (ii) immediately upon the onset of Disability (defined hereafter) of Consultant; or (iii) at any time pursuant to Subsections B or C of this Section 7. As used herein, "Disability" shall mean inability of Consultant to perform his normal business activities by reason of a mental or physical illness or injury for a period of 180 consecutive days.

                 (B) Consultant's Termination Rights. Consultant, at his sole election, may terminate this Agreement and shall have no further obligations to the Corporation under this Agreement (except for Sections 3, 4 and 5 herein); provided, however, at such time, the Corporation shall have no further obligations to compensate Consultant except as set forth herein.

                 (C) Corporation's Termination Rights. The Corporation, at its sole election, may terminate this Agreement and shall have no further obligations to Consultant hereunder if Consultant (i) shall fail to perform his obligations hereunder to the reasonable satisfaction of the Board of Directors of the Corporation, or (ii) shall fail to observe or perform any material covenant or agreement contained in this Agreement, for ten (10) days after written notice of such failure has been given by the Corporation to Consultant.

                 (D) Payment. Notwithstanding anything to the contrary contained in this Agreement, if this Agreement is terminated by either party for any reason (including without limitation the death or Disability of Consultant, but excluding a voluntary termination of this Agreement by Consultant when there has not been any breach hereof by the Corporation) at any time during the first three (3) years of this Agreement, the Corporation shall continue to compensate Consultant or his estate or personal representative, as the case may be, as provided herein until the third anniversary date of this Agreement.

         8. Notices. Except as otherwise expressly provided herein, any notice, request, consent, demand or other communication required or permitted to be given by this Agreement shall be in writing and shall be personally served or sent by telecopy (with a copy by prepaid registered or certified air mail sent on that same day), commercial courier service or prepaid registered or certified air mail. Any written notice delivered by telecopy shall be deemed to have been given on the day telecopied to the other party. Any written notice given by commercial courier service or registered or certified mail shall be deemed communicated as of actual receipt. For purposes of this Agreement, the addresses of the parties, until notice of a change thereof, shall be as set forth below.

                 If to the Corporation:

                 Kent Electronics Corporation
                 7433 Harwin Drive
                 Houston, Texas  77036
                 Attn:  Corporate Secretary





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                 If to the Consultant:

                 Mr. James F. Corporron
                 2023 Greengrass
                 Houston, TX 77008

         9. Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without regard to Texas' principles of conflicts of laws, and of the United States of America.

         10. Jurisdiction and Venue. Suit to enforce any provision of this Agreement or to obtain any remedy with respect hereto shall be brought in the United States District Court for the Southern District of Texas, Houston Division, or any court of the State of Texas located in Harris County. Each party hereby irrevocably submits in any suit, action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated hereby to the jurisdiction and venue of the United States District Court for the Southern District of Texas, Houston Division, and the jurisdiction and venue of any court of the State of Texas located in Harris County and waives any and all objections to jurisdiction and review or venue that it may have under the laws of Texas or the United States of America.

         11. Attorneys' Fees. The prevailing party in any legal proceedings brought by the other party to enforce any provision of this Agreement shall be entitled to recover against the non-prevailing party the reasonable attorneys' fees, court costs and other expenses incurred by the prevailing party.

          12. Severability. If any term, provision or part of this Agreement is to any extent held invalid, void or unenforceable by an arbitrator appointed hereunder or by a court of competent jurisdiction, the remainder of this Agreement shall not be impaired or affected thereby, and each term, provision and part shall continue in full force and effect, and shall be valid and enforceable to the fullest extent permitted by law.

         13. Assignment. Neither party may assign any of its rights or duties under this Agreement without the prior written consent of the other party, and any assignment made in contravention of this Section 13 shall be null and void for all purposes; provided, however, that the Corporation may assign this Agreement to any Affiliate without the consent of Consultant, but any such assignment shall not relieve the Corporation of its obligations hereunder.

         14. Waiver. The forbearance or failure of one of the parties hereto to insist upon strict compliance by the other with any provisions of this Agreement, whether continuing or not, shall not be construed as a waiver of any rights or privileges hereunder. No waiver of any right or privilege of a party arising from any default or failure hereunder shall affect such party's rights or privileges in the event of a further default or failure of performance.





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          15.    Binding Effect.  Except as provided herein, this Agreement shall be binding on and inure to the benefit of their respective successors and permitted assigns.

         16. Entire Agreement. THIS AGREEMENT CONSTITUTES THE ENTIRE AGREEMENT AND UNDERSTANDING OF THE PARTIES HERETO IN RESPECT OF THE SUBJECT MATTER CONTAINED HEREIN AND SUPERSEDES ALL PRIOR AGREEMENTS, CONSENTS AND UNDERSTANDINGS RELATING TO SUCH SUBJECT MATTER. THE PARTIES AGREE THAT THERE IS NO ORAL OR OTHER AGREEMENT BETWEEN THE PARTIES WHICH HAS NOT BEEN INCORPORATED INTO THIS AGREEMENT. This Agreement may be modified or amended only by a duly authorized written instrument executed by the parties hereto. This Agreement shall have no effect on the Benefits Agreement, other than to defer the commencement of the term of the Benefits Agreement until the termination of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



                                                 KENT ELECTRONICS CORPORATION

                                                 By:    /s/ Morrie K. Abramson
                                                        ------------------------
                                                 Name:  Morrie K. Abramson
                                                        ------------------------
                                                 Title: Chief Executive Officer
                                                        ------------------------



                                                 /s/ James F. Corporron
                                                 ----------------------------
                                                 James F. Corporron





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